Exhibit 5.01

February 26, 2015

Proofpoint Inc.

892 Ross Drive

Sunnyvale, CA 94089

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Proofpoint, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 26, 2014 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,319,910 shares (the “Shares”) of the Company’s Common Stock (“Common Stock”), subject to issuance by the Company upon the exercise or settlement of (a) awards granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), and (b) purchase rights granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan, as amended (the “Purchase Plan”).  The 2012 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans.”  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in this letter have the meanings given to such terms on Exhibit A hereto.

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.

We render this opinion only with respect to and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law (“DGCL”). We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors (or any committee thereof) or stockholders referenced above on Exhibit A hereto.

Proofpoint, Inc.

February 26, 2015

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Stock and will not have been modified or rescinded.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)                                 The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)                                 The 2,319,910 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of (a) awards granted or to be granted under the 2012 Plan, and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and non assessable.

[Concluding Paragraph Follows]

Proofpoint, Inc.

February 26, 2015

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date and does not address future changes in facts or circumstances.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement

of Proofpoint, Inc. (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached

Certain Reviewed Documents

(1)                                 Copies of (a) the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 25, 2012 and certified by the Delaware Secretary of State on February 26, 2015 (the “Restated Certificate”) and (b) the Company’s Bylaws, certified to us by the Company to be currently in effect and unmodified as of the date hereof (the “Bylaws”).

(2)                                 The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, which exhibits include (i) the Plans, (ii) the forms of grant agreements used under the 2012 Plan which were filed as exhibits to the Company’s registration statement on Form S-1 filed with the Commission on April 9, 2012 and the form of purchase agreement used under the Purchase Plan in the form provided to us by the Company on March 30, 2012 (collectively, the “Plan Agreements”).

(3)                                 The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(4)                                 Copies of minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Bylaws, (c) the filing of the Registration Statement, and (d) the Plans, including the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans.

(5)                                 The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated February 23, 2015 verifying the total number of all of the Company’s issued and outstanding shares of capital stock as of February 19, 2015, and a list of all holders of outstanding options, restricted stock units, warrants and any other rights to purchase or acquire shares of the Company’s capital stock from the Company’s that was prepared by the Company and dated February 26, 2015 verifying the number of such issued and outstanding securities).

(6)                                 A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated February 26, 2015, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(7)                                 An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).